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                                                                  EXHIBIT 10.9.1

                                                                October 16, 1998
Salix Pharmaceuticals, Inc.
2500 West Bayshore Road
Suite 205
Palo Alto, CA  94303
Attn:    Mr. Randy Hamilton
         President and CEO

               RE:  Co-Participation Agreement

Dear Randy:

               This letter agreement (the "Letter Agreement") amends the Co-Participation Agreement between Astra AB ("Astra") and Salix Pharmaceuticals, Inc. ("Salix") dated as of April 30, 1993 (the "Co-Participation Agreement") as follows:

               1. Defined Terms. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Co-Participation Agreement.

               2. Definitions.

                  (a) The definition of "Applications" in Section 1.1 of the Co-Participation Agreement is hereby amended and restated in its entirety as follows:

                  "Applications" means any use for gastrointestinal disease in humans excluding the treatment of, inhibition of or prevention against neoplasia, dysplasia, hyperplasia, abherrent crypts, polyps, adenomas, carcinoma and other forms of cancer of the gastrointestinal tract.

                  (b) Section 1.1 of the Co-Participation Agreement is hereby amended to add the following definitions in alphabetical order:

                  "IND" means an Investigational New Drug Application made in accordance with applicable regulations and requirements of the FDA as from time to time in effect.

                  "Transferred NDA" means the New Drug Application (as approved by FDA) with respect to the Developmental Product and any supplemental NDAs with respect to the Product to be transferred to Astra on the terms and conditions set forth in Section 2.6 of the Co-Participation Agreement, including such changes thereto and supplemental NDAs as may thereafter be submitted or filed by Astra.

               3. NDA. Section 2.6 of the Co-Participation Agreement is hereby amended and restated in its entirety as follows:

                  "Upon completion of the Dossier, Salix shall file the NDA for the Developmental Product with the FDA and shall apply for and pursue obtaining approval for the

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October 16, 1998
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marketing and sale of the Developmental Product in the U.S., which includes the responsibility to fund, perform and complete any Phase IV studies required by the FDA as a condition for such FDA approval. The Project Team and Astra shall have input into the conduct and performance of any such Phase IV study, subject to Salix's right to final say under terms similar to those set forth in Section
2.3 of the Co-Participation Agreement. Upon FDA approval of the NDA for Developmental Product, Salix shall transfer the Transferred NDA to Astra and thereafter, with respect to the Transferred NDA regarding the Product for the Applications, Astra shall have (i) the overall right and responsibility for the management of the FDA relationship and all communications with the FDA and, (ii) subject to the terms of the Co-Participation Agreement, full legal responsibility to the FDA for all aspects of ownership and maintenance thereof, including, without limitation, all adverse event reporting and other required obligations. Upon the request of Astra, Salix shall provide to Astra and to the FDA all additional data and information in Salix's possession (and not previously provided to Astra) required for maintaining approval of the Transferred NDA. Notwithstanding the foregoing, following FDA approval of the NDA for the Developmental Product and the transfer to Astra of the Transferred NDA, Astra and Salix shall cooperate to establish FDA approved labeling for the Product and to resolve relevant issues regarding the Transferred NDA, subject to Astra's right to final determination with respect to such issues. Astra will not take any action to transfer or change any part or aspect of such Transferred NDA (including, without limitation, any aspect of any Drug Master File, manufacturing method or specification) to the extent such actions would reasonably adversely effect Salix's supply and manufacture of Product under the Co-Participation Agreement without the prior written consent of Salix (such consent not to be unreasonably withheld); provided, however, that changes to the Transferred NDA that are required by the FDA shall not be subject to the foregoing prohibition and such changes shall be completed at Astra's sole cost and expense; provided, further, however, that changes to the Transferred NDA that are required by the FDA with respect to supply or manufacture of Product shall be completed at Salix's sole cost and expense. Upon the written request of Salix, Astra will seek, at Salix's sole cost and expense, approval of such changes, amendments and variations to such Transferred NDA as are reasonably requested by Salix (i) to obtain approval of additional suppliers and bulk manufacturers of Product and (ii) to reflect changes in the manufacturing process for Product to the extent Astra would not be materially and adversely affected by such changes. Notwithstanding the foregoing, the rights granted to Astra hereunder shall be in respect of Product only and Salix reserves all of its rights with respect to any indications or applications for Balsalazide other than the Applications to the extent set forth in the Co-Participation Agreement."

               4. IND. Section 2 of the Co-Participation Agreement is hereby amended to add Section 2.8 as follows:

                  "2.8 Salix shall own the IND for Balsalazide and the Developmental Product (including all underlying data); provided, however, that Astra shall have the right to use, obtain full and unrestricted access to, and license on a non-exclusive, royalty-free basis, if

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October 16, 1998
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necessary, Salix's IND for Balsalazide and the Developmental Product (including all underlying data) for the purpose of maintaining the Transferred NDA."

               5. Transferred NDA Access. Section 2 of the Co-Participation Agreement is hereby amended to add Section 2.9 as follows:

                  "2.9 Salix shall have the right to reference, use, obtain full and unrestricted access to, and license on a non-exclusive, royalty-free basis, if necessary, the Transferred NDA solely for the purpose of registering and maintaining regulatory filings that do not constitute use for the Applications; provided; however, that all contact with the FDA relating to the Transferred NDA shall be conducted exclusively through and by Astra. Within thirty (30) days after the request of Salix, Astra shall provide notification to FDA and other applicable regulatory authorities to allow Salix to exercise its rights under this Section."

               6. Phase III/IV Clinical Study. Section 6 of the Co-Participation Agreement is hereby amended to add Section 6.7 as follows:

                  "Salix is presently conducting a study in the United States, CP079701, comparing Balsalazide with Asacol(R) (the "Study"). Salix agrees to conduct and complete the Study in the manner set forth in the protocol titled "A PHASE III RANDOMIZED, DOUBLE-BLIND, DOSE-RESPONSE COMPARISON OF COLAZIDE(R) (BALSALZIDE DISODIUM) 6.75 G DAILY VS. ASACOL(R) (MELSALAMINE) 2.4 G DAILY IN PATIENTS WITH ACTIVE MILD OR MODERATE ULCERATIVE COLITIS" and dated December 19, 1997 (including, without limitation, completing the Study with 150 "evaluable" (per protocol) patients as specified therein). In consideration therefor, Astra shall pay Salix $3 million as follows: (i) $1 million within 15 days after the date of this Letter Agreement; (ii) $1 million within 15 days after the last patient out of the Study; and (iii) $1 million within 15 days after completion and submission to Astra of a complete study report on the Study. Salix shall keep Astra fully informed as to the status and conduct of the Study (including, without limitation, periodic reports on the Study's progress and forecasted time and date for completion of the Study) and shall provide to Astra full and unrestricted access to such results of the Study. In addition, Salix shall permit Astra to use the results of such Study and to disclose the same to third parties in connection with the use, regulatory approval and sale of the Product in any jurisdiction or territory in which Astra has rights to the Product."

               7. Supply of Product. The last sentence of Section 12.7 of the Co-Participation Agreement is hereby amended to delete the word "after" and replace such word with "within".

               8. Patent Term Restoration. Section 21 of the Co-Participation Agreement is hereby amended to add Section 21.5 as follows:

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Salix Pharmaceuticals, Inc.
October 16, 1998
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                  "21.5 Salix and Astra shall cooperate with each other in
obtaining patent term restoration or supplemental protection certificates or their equivalents in the U.S. where applicable to the Product."

               9. Astra Associate. Salix acknowledges that Astra Pharmaceuticals, L.P. ("APLP") is an "Astra Associate" for purposes of the Co-Participation Agreement and that the rights and obligations of Astra therein and in this Letter Agreement may be exercised or discharged, as the case may be, by APLP. Astra and Salix each acknowledge that any notice or communication received by Salix from APLP shall be deemed as received from Astra for purposes of the Co-Participation Agreement. For purposes of notices under the Co-Participation Agreement, all notices to Astra shall require a copy thereof to APLP at 725 Chesterbrook Blvd., Wayne, PA 19087-5677, facsimile transmission number 610-695-1924 and marked for the attention of General Counsel.

               10. Effectiveness. Except as set forth in this Letter Agreement, the Co-Participation Agreement shall remain in full force and effect and unchanged and is hereby confirmed in all respects.

               11. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any choice of law rules which may direct the application of the law of any other jurisdiction.

               12. Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               If the foregoing is acceptable to you, please evidence your agreement by executing a copy of this Letter Agreement and returning same to the undersigned.

                                      Very truly yours,

                                      ASTRA AB
                                      (publ)


                                      By:      /S/ Carl-Gustaf Johansson
                                               ---------------------------------
                                               Name: Carl-Gustaf Johansson
                                               Title:  N/A

ACCEPTED and AGREED to
this 16th day of October, 1998:

SALIX PHARMACEUTICALS, INC.

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Salix Pharmaceuticals, Inc.
October 16, 1998
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By:      /S/ Randy W. Hamilton
         -------------------------------
         Name:  Randy W. Hamilton
         Title: President and CEO